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                                                                    EXHIBIT 99.4


                                  GBC BANCORP

                      1999 EMPLOYEE STOCK INCENTIVE PLAN

                          RESTRICTED STOCK AGREEMENT
                          --------------------------

               This Restricted Stock Agreement ("Agreement") is made and entered into as of the Date of Award indicated below by and between GBC Bancorp, a California corporation (the "Company"), and the person named below ("Participant").

               WHEREAS, Participant is an employee, director or consultant of the Company or one or more of its subsidiaries; and

               WHEREAS, pursuant to the Company's 1999 Employee Stock Incentive Plan (the "Plan"), the Board of Directors of the Company, or the committee of the Board of Directors administering the Plan (the "Committee"), has approved the award to Participant of the right to acquire shares of the common stock of the Company (the "Common Stock"), on the terms and conditions set forth herein;

               NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the parties hereto hereby agree as follows:

               1.   Award; Certain Terms and Conditions. The Company hereby
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awards to Participant, and Participant hereby accepts, as of the Date of Award, the right to acquire the number of shares of Common Stock indicated below (the "Restricted Shares") for the Cash Purchase Price per share indicated below. The aggregate Cash Purchase Price must be paid to the Company on or prior to 5:00 p.m. (local time at the Company's principal executive office) upon the sixtieth day following the Date of Award. The Restricted Shares shall be subject to all of the terms and conditions set forth in this Agreement, including the restrictions imposed pursuant to Section 3 hereof; provided, however, that on
                                                   --------  -------
each anniversary of the Date of Award, such restrictions shall terminate with respect to that number of Restricted Shares (rounded to the nearest whole share) equal to the total number of Restricted Shares multiplied by the Annual Vesting Rate

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indicated below (the termination of such restrictions with respect to any
Restricted Share, for any reason, shall be referred to herein as the "vesting" of such share).


               Participant:                      ________________

               Date of Award:                    ________________

               Number of shares purchasable:     ________________

               Cash Purchase Price per share:    $_______________

               Annual Vesting Rate:              ________________%


               2.   Consideration for Shares; Method of Payment.
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               (a)  The consideration for the issuance and sale of Restricted
Shares contemplated hereby may include, in addition to the Cash Purchase Price per share indicated in Section 1 hereof, consideration in the form of past services to the Company or one or more of its subsidiaries. If the Cash Purchase Price per share is $0, then (i) the total consideration for the issuance and sale of the Restricted Shares shall be deemed to be equal to $0.01 per share and
(ii) such consideration shall be deemed to have been received by the Company, on or prior to the Date of Award, in the form of past services.

               (b) The aggregate Cash Purchase Price must be paid to the Company in cash or by check payable to the Company. Upon payment to the Company in full of the aggregate Cash Purchase Price as provided herein on or prior to 5:00 p.m. (local time at the Company's principal executive office) on the sixtieth day following the Date of Award, Participant shall be deemed to have purchased the Restricted Shares effective as of the Date of Award.

               3.   Restrictions. Until a Restricted Share vests, it may not be
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sold, assigned, conveyed, gifted, pledged, hypothecated, or otherwise transferred in any manner.

               4.   Acceleration of Vesting.
                    -----------------------

               (a) Notwithstanding anything to the contrary contained in this Agreement, in the event that Participant shall cease to be an employee, director or consultant of the Company or any of its subsidiaries (such event shall be referred to herein as the "Termination" of Participant's "Employment") for any reason, or for no reason (other than if Participant's Employment is Terminated as the result of malfeasance or gross

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misfeasance in the performance of duties, or conviction of illegal activity in connection therewith or conviction of a felony), within one year after a Change of Control (as hereinafter defined), all of the then unvested Restricted Shares shall vest upon the date of such event.

          (b) "Change of Control" shall mean the first to occur of the following events:

               (i) any date upon which the directors of the Company who were nominated by the Board of Directors (the "Board") for election as directors cease to constitute a majority of the directors of the Company;

               (ii)   the date of the first public announcement that any
     person or entity, together with all Affiliates and Associates (as such capitalized terms are defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such person or entity, shall have become the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company representing 50% or more of the voting power the Company (a "50% Stockholder"); provided, however, that the terms "person" and "entity," as
                    --------  -------
     used in this clause (ii) shall not include (A) the Company or any of its subsidiaries, (B) any employee benefit plan of the Company or any of its subsidiaries, (C) any entity holding voting securities of the Company for or pursuant to the terms of any such plan or (D) any person or entity who was a 50% Stockholder on the date of adoption of the Plan by the Board; or

               (iii) a reorganization, merger or consolidation of the Company (other than a reorganization, merger or consolidation the sole purpose of which is to change the Company's domicile solely within the United States) the consummation of which results in the outstanding securities of any class then comprising the Restricted Shares being exchanged for or converted into cash, property or a different kind of securities; provided,
                                                                      --------
     however, that a Change of Control shall not be deemed to occur if, as a
     -------
     result of such reorganization, merger or consolidation of the Company, the securities of any class then subject to the Option (the "Option Securities") are exchanged for or converted into securities that represent the same beneficial ownership of the Company and possess the same voting, liquidation and other rights to which the Option Securities were entitled immediately prior to such reorganization, merger or consolidation.

               (c) In addition, the Committee, in its sole discretion, may accelerate the vesting of any or all of the Restricted Shares at any time.

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          5.   Repurchase of Restricted Shares. Notwithstanding anything to the
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contrary contained in this Agreement, if Participant shall cease to be an employee, director or consultant of the Company or any of its subsidiaries for any reason, or for no reason, then, unless the Committee shall determine otherwise, the Company shall repurchase each then unvested Restricted Share at a purchase price equal to the Cash Purchase Price per share.

          6.   Payment of Withholding Taxes. If the Company becomes obligated to
               ----------------------------
withhold an amount on account of any federal, state or local tax imposed as a result of the sale of the Restricted Shares to Participant pursuant to this Agreement or the termination of the restrictions imposed upon the Restricted Shares hereunder, including, without limitation, any federal, state or other income tax, or any F.I.C.A., state disability insurance tax or other employment tax (the date upon which the Company becomes so obligated shall be referred to herein as the "Withholding Date"), then Participant shall pay such amount (the "Withholding Liability") to the Company on the Withholding Date in cash or by check payable to the Company.

          7.   Escrow.
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          (a)  Until a Restricted Share vests, (i) the record address of the holder of record of such Restricted Share shall be c/o the Secretary of the Company at the address of the Company's principal executive office, (ii) the stock certificate representing such Restricted Share (together with any cash, property or securities comprising all or any part of such Restricted Share as provided in Section 8 hereof) shall be held in escrow in the custody of the Secretary of the Company, duly endorsed in blank or accompanied by a duly executed stock power, and (iii) such stock certificate shall contain the following legend:

          "The transfer and registration of transfer of the securities represented by this certificate are subject to certain restrictions as provided in a Restricted Stock Agreement dated as of [Date of Award to be inserted] by and between the Corporation and [name of Participant to be inserted]."

          (b) From and after the date upon which a Restricted Share vests, the holder of record of such Restricted Share shall be entitled (provided that Participant shall have paid the Withholding Liability to the Company pursuant to
Section 6 hereof) to receive the stock certificate representing such Restricted Share (together with any cash, property or securities comprising all or any part of such Restricted Share as provided in Section 8 hereof), which stock certificate shall not contain the legend set forth in subsection (a)(iii) above.

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          8.   Voting; Dividends; Certain Corporate Transactions. The holder of
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record of any Restricted Share shall be entitled to exercise all voting rights with respect to such share and to receive all regular cash dividends paid with respect thereto. In the event that the outstanding securities of any class then comprising the Restricted Shares are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, reclassification, dividend (other than a regular cash dividend) or other distribution, stock split, reverse stock split or the like, then, unless the Committee shall determine otherwise, the term "Restricted Shares" shall, from and after the date of such event, include such cash, property or securities so distributed in respect of the Restricted Shares, or into or for which the Restricted Shares are so increased, decreased, exchanged or converted.

          9.   Plan. The Restricted Shares are being sold pursuant to the Plan,
               ----
as in effect on the Date of Award, and are subject to all the terms and conditions of the Plan, as the same may be amended from time to time; provided,
                                                                      --------
however, that no such amendment shall deprive Participant, without his or her
-------
consent, of the Restricted Shares or of any of Participant's rights under this Agreement. The interpretation and construction by the Committee of the Plan, this Agreement and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan shall be final and binding upon Participant. Until the Restricted Shares shall vest or be forfeited, the Company shall, upon written request therefor, send a copy of the Plan, in its then current form, to the holder of record of the Restricted Shares.

          10.  Employment or Contract Rights. No provision of this Agreement
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shall (i) confer upon Participant any right to continue in the employ of or contract with the Company or any of its subsidiaries, (ii) affect the right of the Company and each of its subsidiaries to terminate the employment or contract of Participant, with or without cause, or (iii) confer upon Participant any right to participate in any employee welfare or benefit plan or other program of the Company or any of its subsidiaries other than the Plan. Participant hereby acknowledges and agrees that the Company and each of its subsidiaries may terminate the employment or contract of Participant at any time and for any reason, or for no reason, unless Participant and the Company or such subsidiary are parties to a written employment or consulting agreement that expressly provides otherwise.

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          11.  Governing Law. This Agreement shall be governed by and construed
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and enforced in accordance with the laws of the State of California without reference to choice or conflict of law principles.

          IN WITNESS WHEREOF, the Company and Participant have duly executed this Agreement as of the Date of Award.

                                        GBC BANCORP


                                        By _____________________________________
                                                Authorized Representative



                                        PARTICIPANT


                                        ________________________________________
                                        Signature


                                        ________________________________________
                                        Printed Name


                                        ________________________________________
                                        Street Address


                                        ________________________________________
                                        City, State and Zip Code


                                        ________________________________________
                                        Social Security Number